EXHIBIT 99.2

WidePoint Reports Third Quarter 2024 Financial Results

Company remains on track to hit higher end of annual guidance range

Fairfax, VA – November 13, 2024 – WidePoint Corporation (NYSE American: WYY), the innovative enterprise cyber security and mobile technology provider, reported results for the third quarter and nine-months ended September 30, 2024.

Third Quarter 2024 and Recent Operational Highlights:

•	Won $15.2 million in contract awards and renewals during the third quarter of 2024, of which $1.4 million were IT as a Service contracts
•	Awarded two MobileAnchor Digital Credential contracts for the quarter from federal defense and civilian agencies
•	Certified and successfully deployed new proprietary MobileAnchor Digital Credential solution into two Federal Agencies
•	29th consecutive quarter of positive Adjusted EBITDA[1]
•	Fourth consecutive quarter ending free cash flow positive

Third Quarter 2024 Financial Highlights:

•	Revenues were $34.6 million, a 35% increase from the same quarter last year
•	Adjusted EBITDA[1], a non-GAAP financial measure, was $574,000, a 149% improvement from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue increased to 38% from 35% in the same period last year
•	Net loss improved to ($425,200) compared to ($921,100) from the same period last year, or a loss of ($0.04) per diluted share
•	Free cash flow[1], a non-GAAP financial measure, was $511,000, or an improvement of 120% compared to the same period last year
•	As of September 30, 2024, cash was $5.6 million with no bank debt

Nine Months 2024 Financial Highlights:

•	Revenues were $104.9 million, a 35% increase from the same quarter last year
•	Adjusted EBITDA, a non-GAAP financial measure, was $1.9 million, a 424% increase from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue was 33%
•	Net loss improved to ($1.6) million or a loss of ($0.17) per diluted share from ($2.7) million in the same period last year
•	Free cash flow, a non-GAAP financial measure, was $1.9 million compared to ($590,000) from the same period last year

1 Free cashflow and Adjusted EBITDA are non-GAAP financial measures. See below for the definition of such measures and a reconciliation to GAAP.

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Management Commentary

“The third quarter showcased a significant development across our technological capabilities with the successful deployment of our proprietary derived digital credential for mobile devices, MobileAnchor,” said WidePoint’s CEO Jin Kang. “Since its launch in late July, demand for MobileAnchor has been strong, as we closed two new contracts this quarter. MobileAnchor opens an additional high-growth opportunity for WidePoint and will be a key part of our sales and marketing strategy, helping us secure managed services work under the Spiral 4 contract. It also strengthens WidePoint’s positioning for the upcoming CWMS 3.0 recompete and SEWP VI contracts. Our sales and marketing team, PMO model, and ongoing technological innovation continue to drive our robust sales pipeline. As we approach year-end, we are on trending towards the higher end of our annual guidance and are confident in carrying our growth momentum into 2025.”

Third Quarter 2024 Financial Summary

Nine-Month 2024 Financial Summary

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Conference Call

WidePoint’s management will host the conference call today (November 13, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 392210

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Wednesday, November 27, 2024.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 51501

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

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Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Free cashflow, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA and Free cashflow is provided below:

WidePoint uses EBITDA, Adjusted EBITDA and Free cashflow as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA such as stock based compensation expense. WidePoint defined Free cashflow as Adjusted EBITDA less capital expenditures. Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance stockholders' ability to evaluate the Company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the Company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for GAAP.

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, our ability to sustain profitability and positive cash flows; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability ; our ability to mitigate the impact of inflation; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 31, 2024.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gateway-grp.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2024	DECEMBER 31, 2023
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash	**$ 5,636,057**	$ 6,921,160
Accounts receivable, net of allowance for credit losses of $48,889 and $81,359, respectively	**8,498,243**	8,219,793
Unbilled accounts receivable	**24,784,036**	16,618,639
Other current assets	**2,020,459**	1,083,671
Total current assets	**40,938,795**	32,843,263
NONCURRENT ASSETS		
Property and equipment, net	**588,753**	780,800
Lease right of use asset	**3,536,001**	4,045,222
Intangible assets, net	**5,554,997**	7,336,348
Goodwill	**5,811,578**	5,811,578
Other long-term assets	**489,700**	483,288
Total assets	**$ 56,919,824**	$ 51,300,499
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	**$ 9,990,672**	$ 12,633,658
Accrued expenses	**25,063,136**	16,175,702
Current portion of deferred revenue	**2,655,617**	2,009,343
Current portion of lease liabilities	**593,280**	638,258
Total current liabilities	**38,302,705**	31,456,961
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	**3,699,456**	4,114,516
Contingent consideration	**6,900**	6,900
Deferred revenue, net of current portion	**944,056**	1,027,770
Total liabilities	**43,071,712**	36,623,070
Commitments and contingencies (Note 14)	**-**	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	**-**	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,485,508 and 8,893,220 shares issued and outstanding, respectively	**9,487**	8,894
Additional paid-in capital	**102,878,731**	102,151,381
Accumulated other comprehensive loss	**(314,286)**	(334,899)
Accumulated deficit	**(88,725,820)**	(87,147,947)
Total stockholders' equity	**13,848,112**	14,677,429
Total liabilities and stockholders' equity	**$ 56,919,824**	$ 51,300,499

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

6

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

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